UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2012

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-149782	20-3369218
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6401 Congress Ave., Suite 140
Boca Raton, FL.	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 558-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, Richard P. Denness notified the Company that he was resigning his position as Chief Executive Officer of the Company effective December 31, 2012.  Mr. Denness’ decision to resign was for strictly personal reasons and did not arise or result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. Mr. Denness has agreed to remain as a consultant with the Company for a transition period.  At the same time, Mr. Denness advised the Company that he is also resigning from his position on the Company’s board of directors with immediate effect.

Mr. Denness's duties will be absorbed by the remaining executive team of the President David Cantor, Executive Vice-President Peter Zachariou and the Chairman and Chief Financial Officer Adrian Liddell.

On December 21, 2012, the Company issued a press release related to Mr. Denness’ resignation, a copy of which is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

99.1	Press Release dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2012

Vycor Medical, Inc.
/s/ David Cantor
By: David Marc Cantor Title: President